EXHIBIT 10.13


                               EMPLOYMENT CONTRACT


This Employment Contract (hereinafter referred to as "Contract") is executed by the parties in Zoucheng, Shandong Province of the People's Republic of China (hereinafter referred to as "China") on March 18, 2003.

EMPLOYER: KIWA BIO-TECH PRODUCTS GROUP (hereinafter referred to as "Foreign Company") is registered and founded as wholly foreign-owned company according to Chinese Laws in Zoucheng Economic Development Zone in Shandong,

EMPLOYEE: Lianjun Luo, an individual of the nationality of the People's Republic of China.

In this Contract, the Employer and the Employee are collectively termed as "parties" in the plural form, and "party" in the single form.

Whereas,

The Employer, the foreign company wholly owned by Kiwa Bio-Tech Products Group Corporation in Zoucheng Economic Development Zone in Shandong, China, is primarily engaged in research, production, promotion and sales of bio-science hi-tech products under the flagship photosynthesis biologic catalyst (hereinafter referred to as "PBC").

The parties  agree as follows with regard to the  employment  of the Employee by
the  Employer  to   engage/assume   Chief   Financial   Officer  upon   friendly
consultation.


ARTICLE 1 EMPLOYMENT


1.1 According to the terms hereunder, the Employer hereby appoints the Employee to assume/engage Chief Financial Officer in charge of the finance and accounting management of the Employer, and the Employee hereby accepts the appointment of the Employer.


1.2 The Employer is entitled to adjust the title/post of the Employee based on the work performance of the Employee and the business needs of the Employer.


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ARTICLE 2 AUTHORITY AND DUTIES


2.1 The Employee is subject to the leadership and supervision of finance and accounting functions of the Employer, and is responsible/report to the Chief Executive Officer of the Employer.

2.2 The Employee shall be fully devoted to the business operation of the Employer, make efforts in developing, boosting and improving the business of the Employer, and cautiously fulfill the designated duties in the principle of trustworthiness and credit in accordance with applicable laws/regulations and the Articles of Associations and by-laws of the Employer for the maximum benefit of the Employer.

2.3 The Employee shall specifically fulfill the duties below without prejudice of the above provisions:

(1) Take specific and effective actions within the designated authority and duties in an effort to realize the strategic plans, operation plans and specific action plans of the Employer;

(2) Steer the design of financial accounting systems and accounting organization of the employer and the routine accounting tasks;

(3)      Take charge of the budget formation /control of the employer;

(4)      Steer the cost management;

(5) Undertake the regular/irregular submission of financial reports to president/CEO and other authorities;

(6)      Help   coordinate   the   relationship   between   taxation/industrial/
         commercial/banking authorities and the employer;

(7)      Help obtain the fund and loans necessary for the business;

(8)      Help the company going public preparation;


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ARTICLE 3 EMPLOYMENT TERM


3.1 Unless otherwise stipulated by article 7 hereto and in writing by the parties, the employment term between the Employer and Employee is three years (hereinafter referred to as "Term") commencing from January 2, 2003. The term is renewable upon written agreement between the parties prior to the expiration.

3.2 The parties agree that the probationary period of the Employee for the Employer is three months from the effective date of the Term.


ARTICLE 4    REMUNERATION AND BENEFITS


4.1 In consideration for the service of the Employee for the Employer under this Contract, the Employer shall pay the monthly remuneration to the Employee RMB 144,000 yuan each year, which shall be paid monthly from the commencing date of the Term. The employee also entitles for 3% of the total employee shares in the terms of three years commencing from October 1, 2002, granting 1% after each year service.

4.2 The Employer shall pay a performance salary of RMB 56,000 each year. The parties agree that the performance salary may be postponed to the profit-making year of the

4.3 Besides the salary stipulated in the above clauses 4.1 and 4.2, during the Term, the Employer should also provide the following benefits to the
Employee:

(1) The Employee is entitled to the holidays and holiday salary and other benefits stipulated by applicable laws/regulations and the government.

(2) The Employer shall pay the pension, medical and social insurance premiums for the Employee according to the applicable laws/regulations and local government's social insurance policies.

4.4 The Employee shall pay the due individual income tax levied by the applicable laws and other individual tax (if applicable) levied for the above benefits paid by the Employer.


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ARTICLE 5 WORKING HOURS


5.1 To fully perform the duties and obligations hereunder, the Employee shall work at least five days each week and eight hours each day.

5.2 The Employee agrees to prolong and/or property adjust the working hours stipulated in the above 5.1 in consideration of the business or business management needs of the Employer.


ARTICLE 6 NO COMPETITION AND NO DISCLOSURE


6.1      During the Term of this Contract, the Employee shall not engage in:

(1) Establish any company, entity, organization or partnership in potential competitive business with the Employer;

(2) Directly or indirectly persuade or employ the employees of the Employer, or provide non-Employer job opportunities to the above employees;

(3) Directly or indirectly allure or attempt to allure the employees of the Employer to resign from the Employer;

(4) Directly or indirectly participate in any entity and activity similar to the Employer business or possibly competitive with the Employer;

(5) Assume titles in any non-Employer company, entity, organization or partnership; or

(6) Engage in any activity harmful to the benefits of the Employer in any form.

6.2 During the Term, the Employee shall not provide to any third party other than the Employer the management experience identical with or similar to PBC project, which may possibly empower such third party to compete with the Employer or harm the interests of the Employer in other manners.

6.3 The Employee agrees, during the Term and five years after the termination of this Contract, not to disclose any patents, proprietary technologies, intellectual rights, business secrets/data and other technical or commercial data of the Employer (hereinafter referred to as "Confidential Information") disclosed to the Employee for the purpose of perform the rights and/or duties and obligations hereunder. Unless the performance of duties of the


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Employer,  the Employee  shall not disclose to any third party the  Confidential
Information with the reasonable disclosure for the duty performance purpose.

6.4 In case the Employee violates the provisions in article 6 hereto during the Term, the Employer is entitled to terminate this Contract, and is entitled to claim the compensation of any loss thus incurred by the Employee.

6.5 The documents and information (including but not limited to the Confidential Information) related to the business operation of the Employer acquired by the Employee for the purpose of duty performance during the Term shall remain the property of the Employer. Upon termination of this Contract, the Employee shall return the above documents and information (with copies) to the Employer.

6.6 Except for the non-competition and non-disclosure provisions hereunder, the Employee shall enter into a separate confidentiality agreement with the Employer.


ARTICLE 7 CONTRACT TERMINATION


7.1 The parties agree to terminate this Contract upon the following circumstances:

(1) Either party informs the other party to terminate this Contract during the probationary period as set out by article 3.2 hereto;

(2)      Expiration of this Contract;

(3)      The parties agree to terminate this Contract.

7.2 Without prejudice of the applicable legal provisions, the Employer may forthwith terminate this Contract without any compensation upon the following faults of the Employee:

(1) Severely false personal information, faked education credentials, faked health certificate, faked resume;

(2) The Employee refuses the title/post adjustment of the Employer as set out in article 1.2 hereto;

(3) The Employee fails to perform the duties as set out in article 2 hereto;


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(4)      The Employee severely violate the obligations  hereunder,  the Articles of Association or the by-laws of the Employer;

(5) The Employee severely neglects the duties, or gives rise to the loss to the Employee due to the deliberate or major negligence in performing this Contract;

(6) The Employee is engaged in non-Employer duties other than the duties designated by the Employer, which gives rise to severe loss of the Employer;

(7) The Employee executes labor contract with any non-Employer entity, or has been bound by the labor contract with any legal/valid non-Employer entity prior to this Contract, or is found to has actual labor relationship with other third-party entity prior to this Contract;

(8) The Employee participates or engages in the research, development and business activities competitive with the business of the Employer.

7.3 Without prejudice of the above 7.2 provisions, in case the Employer, in its sole discretion, determines to terminate this Contract:

(1) The Employer shall inform the Employee in writing three months in advance, and pay the Employee the severance pay at 3-month basic salary;

(2) The Employer shall forthwith pay the Employee any overdue monthly salaries.

7.4 In case the Employee, at its sole discretion, terminates this Contract during the employment term stipulated by article 3 hereto (except for the probationary period), the Employee shall inform the Employer in writing three months in advance, and pay the default penalty three times of the maximum monthly salary to the Employer.


ARTICLE 8 MISCELLANEOUS


8.1 The employment relationship between the Employee and the Employer hereunder is governed by Chinese laws, and shall be construed according to Chinese laws.

8.2 This Contract, other documents and written materials based on this Contract, constitute all understanding of the parties with regards to the subject matter hereunder. Unless


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otherwise  stipulated  hereunder,  there  is no  other  restriction,  agreement, presentation, warranty and promise about the subject matter hereunder. This Contract shall supercede over any prior understanding or agreement, oral or writing, with regards to the subject matter hereunder between the parties.

8.3 Any amendment, alteration or waiver of any provision hereunder is subject to the prior written consent of the parties. Waiver or failure to perform any right hereunder by either party shall not be construed as the waiver to perform other rights or the same right in the future.

8.4 Any dispute arising out of or in connection with this Contract, the interpretation and performance of this Contract shall submit to Chinese procedural laws, either party may submit the dispute to the competent organization or court for arbitration or judgment.

8.5 This Contract is made in two copies with each party holding one copy of equal validity.

8.6      This Contract shall take effect upon execution of the parties.



KIWA BIO-TECH PRODUCTS GROUP

Signature:  /S/ WEI LI
           -----------------------
Title:     Chief Executive OFFICER



Employee:   /S/ LIANJUN LUO
           -----------------------


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